Exhibit 5.1

August 11, 2023

PENN Entertainment, Inc.

825 Berkshire Blvd., Suite200

Wyomissing, Pennsylvania 19610

Re:	PENN Entertainment, Inc. – Prospectus Supplement

Ladies and Gentlemen:

We have acted as counsel to PENN Entertainment, Inc., a Pennsylvania corporation (the “Company”), in connection with the filing of a Prospectus Supplement (the “Prospectus Supplement”) to the Registration Statement on Form S-3 (File No. 333-271825) (the “Registration Statement”), relating to 1,254,800 shares of the Company’s common stock, par value $.01 per share (“Common Stock”) which may be sold from time to time by the selling shareholder named in the Prospectus Supplement. The shares of Common Stock are referred to herein collectively as the “Securities”.

In rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement and all exhibits thereto, (ii) the Prospectus Supplement, (iii) the Second Amended and Restated Articles of Incorporation, as amended, of the Company, and (iv) the Fourth Amended and Restated Bylaws of the Company (the “Bylaws”). We have also examined such corporate records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives of the Company, and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinions hereinafter set forth, including certain resolutions adopted by the Board of Directors of the Company relating to the registration of the Securities and statements from certain officers of the Company.

In delivering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the accuracy and completeness of all records, information and statements submitted to us by officers and representatives of the Company. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization of all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof with respect to such parties.

PENN Entertainment, Inc.

August 11, 2023

We have also assumed that (a) the Registration Statement and any amendments or supplements thereto (including all necessary post-effective amendments) complies with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case.

Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the shares of Common Stock have been legally issued, and are fully paid and non-assessable.

We express no opinion as to the law of any jurisdictions other than the federal securities laws and the laws of the Commonwealth of Pennsylvania.

This opinion is limited to the matters expressly stated herein. No implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein. We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in facts or any other matters that hereafter might occur or be brought to our attention.

We hereby consent to the sole use of this opinion as an exhibit to the Form 8-K to be filed by the Company and to the use of our name under the heading “Legal Matters” in the Prospectus Supplement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

Very truly yours,